                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      Form 8-K/A
                                  (Amendment No. 3)


                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934




Date of Report (Date of earliest event reported)          June 11, 1997
                                                 -----------------------------



                                Tetra Tech, Inc.
------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



         Delaware                      0-19566                 95-4148514
----------------------------         -----------           ------------------
(State or other jurisdiction         (Commission            (I.R.S. Employer
     of incorporation)               File Number)          Identification No.)



   670 N. Rosemead Boulevard, Pasadena, California             91107-2190
   -----------------------------------------------             ----------
       (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code       (626) 351-4664
                                                   ---------------------------



                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)

    The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K for the event of June 11, 1997:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                (i) Independent Auditors' Report of Deloitte & Touche LLP
                    dated August 8, 1997

               (ii) Independent Public Accountants' Report of
                    Arthur Andersen LLP dated November 1, 1996

              (iii) Whalen & Company, Inc. Balance Sheets for the Years
                    Ended December 31, 1996 and 1995

               (iv) Whalen & Company, Inc. Statements of Income for the Years
                    Ended December 31, 1996, 1995 and 1994

                (v) Whalen & Company, Inc. Statements of Stockholder's Equity
                    for the Years Ended December 31, 1996, 1995 and 1994

               (vi) Whalen & Company, Inc. Statements of Cash Flows for the
                    Years Ended December 31, 1996, 1995 and 1994

              (vii) Whalen & Company, Inc. Notes to Financial Statements for
                    the Years Ended December 31, 1996, 1995 and 1994

             (viii) Whalen & Company, Inc. Unaudited Balance Sheets as of
                    March 31, 1997 and December 31, 1996

               (ix) Whalen & Company, Inc. Unaudited Statements of Income for
                    the Three Months Ended March 31, 1997 and March 31, 1996

                (x) Whalen & Company, Inc. Unaudited Statements of Cash Flows
                    for the Three Months Ended March 31, 1997 and March 31, 1996

               (xi) Whalen & Company, Inc. Notes to the Unaudited Financial
                    Statements for the Three Months Ended March 31, 1997 and March 31, 1996


         (b) PRO FORMA FINANCIAL INFORMATION.

                (i) Tetra Tech, Inc. and Whalen & Company, Inc. Unaudited
                    Pro Forma Condensed Consolidated Statement of Operations for the Year Ended September 29, 1996

               (ii) Tetra Tech, Inc. and Whalen & Company, Inc. Unaudited
                    Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended June 29, 1997

              (iii) Tetra Tech, Inc. and Whalen & Company, Inc. Notes to
                    Unaudited Pro Forma Condensed Consolidated Financial Statements for the Year Ended September 29, 1996 and the Nine Months Ended June 29, 1997


         (c)  EXHIBITS.

               23.1 Consent of Deloitte & Touche LLP

               23.2 Consent of Arthur Andersen LLP

               27 Financial Data Schedule (previously filed with Amendment No. 2 to this Report on Form 8-K)

REPORT OF DELOITTE & TOUCHE LLP


To the Board of Directors and Stockholder of Whalen & Company, Inc.:

We have audited the accompanying balance sheet of Whalen & Company, Inc. as of December 31, 1996, and the related statements of income, stockholder's equity and cash flows for the year then ended. We have also audited the statements of income, stockholder's equity and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Whalen & Company, Inc. at December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and December 31, 1994 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP


San Jose, California
August 8, 1997

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Management of
Whalen & Company, Inc.:

We have audited the accompanying balance sheet of Whalen & Company, Inc. (the Company) as of December 31, 1995, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whalen & Company, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP


San Francisco, California,
  November 1, 1996

                                WHALEN & COMPANY, INC.
                                    BALANCE SHEETS
                        YEARS ENDED DECEMBER 31, 1996 AND 1995



(In thousands, except share amounts)                          1996       1995
                                                            --------   --------
                                ASSETS
CURRENT ASSETS:
  Cash and equivalents. . . . . . . . . . . . . . . . . .   $  3,126   $    783
  Accounts receivable, less allowance for doubtful accounts
    of $2,020 and $195 in 1996 and 1995, respectively . .     24,941     15,205
  Prepaid expenses and other. . . . . . . . . . . . . . .        472        566
                                                            --------   --------
         Total current assets . . . . . . . . . . . . . .     28,539     16,554

PROPERTY AND EQUIPMENT, Net . . . . . . . . . . . . . . .        705        456

OTHER ASSETS. . . . . . . . . . . . . . . . . . . . . . .        682        360
                                                            --------   --------
TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 29,926   $ 17,370
                                                            --------   --------
                                                            --------   --------

                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable. . . . . . . . . . . . . . . . . . . .   $  1,119   $    804
  Accrued employee benefits . . . . . . . . . . . . . . .      2,830      2,766
  Other accrued liabilities . . . . . . . . . . . . . . .        509         --
  Deferred revenue. . . . . . . . . . . . . . . . . . . .         --      2,511
  Note payable to stockholder . . . . . . . . . . . . . .      1,446         --
                                                            --------   --------
         Total liabilities. . . . . . . . . . . . . . . .      5,904      6,081
                                                            --------   --------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 150,000 shares authorized;
    100 shares issued outstanding . . . . . . . . . . . .         10         10
  Retained earnings . . . . . . . . . . . . . . . . . . .     24,012     11,279
                                                            --------   --------

         Total stockholder's equity . . . . . . . . . . .     24,022     11,289
                                                            --------   --------

TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 29,926   $ 17,370
                                                            --------   --------
                                                            --------   --------

                       See notes to financial statements.

                               WHALEN & COMPANY, INC.
                                STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

(In thousands)                                       1996        1995        1994
                                                  ---------    ---------   ---------

NET REVENUES:
  Management fees. . . . . . . . . . . . . . . .  $  45,773    $  44,733   $  41,145
  Per-site fees. . . . . . . . . . . . . . . . .     10,783        7,366       3,888
  Contract termination fee . . . . . . . . . . .         --           --         900
                                                   ---------    ---------   ---------
  Total net revenues . . . . . . . . . . . . . .     56,556       52,099      45,933

FIELD OPERATING EXPENSES . . . . . . . . . . . .     26,058       29,586      23,890
                                                   ---------    ---------   ---------
OPERATING INCOME . . . . . . . . . . . . . . . .     30,498       22,513      22,043

GENERAL AND ADMINISTRATIVE EXPENSES. . . . . . .     11,220        6,193       3,976
                                                   ---------    ---------   ---------
INCOME FROM OPERATIONS . . . . . . . . . . . . .     19,278       16,320      18,067
                                                   ---------    ---------   ---------
OTHER INCOME (EXPENSE), Net:
  Interest income. . . . . . . . . . . . . . . .         66          533          79
  Interest expense . . . . . . . . . . . . . . .        (35)        (110)       (234)
  Other expense, net . . . . . . . . . . . . . .        (74)        (756)        (48)
                                                   ---------    ---------   ---------
  Total other expense, net . . . . . . . . . . .        (43)        (333)       (203)
                                                   ---------    ---------   ---------
INCOME BEFORE INCOME TAXES . . . . . . . . . . .     19,235       15,987      17,864

STATE INCOME TAXES . . . . . . . . . . . . . . .        385          500         357
                                                   ---------    ---------   ---------
NET INCOME . . . . . . . . . . . . . . . . . . .  $  18,850    $  15,487   $  17,507
                                                   ---------    ---------   ---------
                                                   ---------    ---------   ---------

                         See notes to financial statements.

                           WHALEN & COMPANY, INC.
                    STATEMENTS OF STOCKHOLDER'S EQUITY
               YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


(In thousands, except share amounts)

                                        Common Stock                Total
                                       --------------  Retained  Stockholder's
                                       Shares  Amount  Earnings     Equity
                                       ------  ------  --------  -------------
BALANCES, January 1, 1994. . . . . . .   100   $  10    $   705    $    715

Net income . . . . . . . . . . . . . .    --      --     17,507      17,507
                                       ------  ------   -------    --------
BALANCES, December 31, 1994. . . . . .   100      10     18,212      18,222

Stockholder distribution . . . . . . .    --      --    (22,420)    (22,420)
Net income . . . . . . . . . . . . . .    --      --     15,487      15,487
                                       ------  ------   -------    --------
BALANCES, December 31, 1995. . . . . .   100      10     11,279      11,289

Stockholder distribution . . . . . . .    --      --     (6,117)     (6,117)
Net income . . . . . . . . . . . . . .    --      --     18,850      18,850
                                       ------  ------   -------    --------
BALANCES, December 31, 1996. . . . . .   100   $  10    $24,012    $ 24,022
                                       ------  ------   -------    --------
                                       ------  ------   -------    --------

                         See notes to financial statements.

                                    WHALEN & COMPANY, INC.
                                   STATEMENTS OF CASH FLOWS
                         YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

(In thousands)                                                       1996        1995       1994
                                                                   --------    --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $ 18,850    $ 15,487   $ 17,507
  Reconciliation of net income to net cash provided by
    operating activities:
    Depreciation . . . . . . . . . . . . . . . . . . . . . . .        510         170         60
    Provision for doubtful accounts. . . . . . . . . . . . . .      1,825         195         --
    Changes in assets and liabilities:
      Accounts receivable. . . . . . . . . . . . . . . . . . .    (11,561)      1,001    (14,119)
      Prepaid expenses and other . . . . . . . . . . . . . . .         94        (151)      (291)
      Contract termination receivable. . . . . . . . . . . . .        180         180       (540)
      Other assets . . . . . . . . . . . . . . . . . . . . . .       (502)         --         --
      Accounts payable . . . . . . . . . . . . . . . . . . . .        315         755         35
      Accrued employee benefits. . . . . . . . . . . . . . . .         64         422      1,495
      Other accrued liabilities. . . . . . . . . . . . . . . .        509        (782)       553
      Deferred revenue . . . . . . . . . . . . . . . . . . . .     (2,511)      2,511         --
                                                                 --------    --------   --------

        Net cash provided by operating activities. . . . . . .      7,773      19,788      4,700
                                                                 --------    --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of long-term investment . . . . . . . . . . . . . .         --          --        (25)
  Sale of long-term investment . . . . . . . . . . . . . . . .         --          25         --
  Purchases of property and equipment. . . . . . . . . . . . .       (763)       (369)      (173)
  Proceeds from sale of property and equipment . . . . . . . .          4          16         --
                                                                 --------    --------   --------

        Net cash used in investing activities. . . . . . . . .       (759)       (328)      (198)
                                                                 --------    --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of note payable to stockholder. . . . . . . . . . .      1,500          --      1,002
  Repayments of notes payable to stockholder . . . . . . . . .       (54)     (3,069)       (251)
  Distribution to stockholder. . . . . . . . . . . . . . . . .     (6,117)    (22,420)        --
                                                                 --------    --------   --------

        Net cash provided by (used in) financing activities. .     (4,671)    (25,489)       751
                                                                 --------    --------   --------

NET CHANGE IN CASH AND EQUIVALENTS . . . . . . . . . . . . . .      2,343      (6,029)     5,253

CASH AND EQUIVALENTS, Beginning of year. . . . . . . . . . . .        783       6,812      1,559
                                                                 --------    --------   --------

CASH AND EQUIVALENTS, End of year. . . . . . . . . . . . . . .   $  3,126    $    783   $  6,812
                                                                 --------    --------   --------
                                                                 --------    --------   --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for interest . . . . . . . . . . . . . . . . . . .   $     --    $    110   $    234
                                                                 --------    --------   --------
                                                                 --------    --------   --------

  Cash paid for income taxes . . . . . . . . . . . . . . . . .   $     53    $    495   $     40
                                                                 --------    --------   --------
                                                                 --------    --------   --------

                                See notes to financial statements.

                                WHALEN & COMPANY, INC.
                            NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

1.   SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS - Whalen & Company, Inc. (the "Company") is a Delaware Chapter S corporation that was formed effective August 25, 1987. Dan Whalen is the founder and sole stockholder of the Company.

     The Company provides program and turnkey project development consulting services on a contract basis to customers who build and operate wireless networks. The Company offers a range of services from single-site deployments
to the implementation of complete wireless network systems.   The Company has
consulting experience in PCS, cellular, ESMR, wireless, air-to-ground, microwave, paging, fiber optic and switching center systems.

     The Company provides services in North America, South America, Asia, Australia and Europe.

     FINANCIAL STATEMENT ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include a provision for doubtful accounts. Actual results could differ from estimates.

     CASH AND EQUIVALENTS - Cash and equivalents include cash and highly liquid debt instruments with original maturities of three months or less.

     ACCOUNTS RECEIVABLE - Accounts receivable includes billed and unbilled accounts receivable. Total unbilled accounts receivable were $6,794,000 and $3,061,000 as of December 31, 1996 and 1995, respectively.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and equivalents and accounts receivable. The Company places its cash and equivalents for safekeeping with high-credit-quality financial institutions. The Company performs ongoing credit evaluations of its customers and generally requires that customers remit payment for billed revenue within 30 days. The Company maintains reserves for estimated credit losses. See Note 7 concerning significant customers.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from two to seven years.

     REVENUE RECOGNITION - The Company recognizes management fee revenue as project management and consulting services are performed in accordance with customer contracts. The recognition of revenue related to per-site fees is deferred until milestones in the Company's customer contracts have been met and collection is reasonably assured. Per-site fees in 1996 include $8,407,000 from a single customer of which $2,511,000 were related to 1995 and had been deferred as of December 31, 1995 due to the uncertainty of collection as of that date.

     REIMBURSABLE EXPENSES - Certain expenses incurred by the Company are passed on to customers in accordance with customer contract agreements. The Company records the expense and reimbursement on a gross basis. The amounts included in management fees and field operating expenses were $6,861,000, $7,122,000 and $6,128,000 in 1996, 1995 and 1994, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial instruments include cash equivalents and long-term obligations. Cash equivalents are stated at cost which approximates fair market value based on quoted market prices. The carrying amount of the Company's long-term obligations approximates fair market value.

     INCOME TAXES - The Company's stockholder elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. As a Chapter S corporation, the Company is required to pay state income taxes to the states in which it conducts business.

     RECLASSIFICATIONS - Certain reclassifications to the 1995 financial statements have been made to conform to the 1996 presentation.


2.   PROPERTY AND EQUIPMENT, NET

     Property and equipment at December 31 consist of the following (in thousands):

                               1996           1995

     Furniture and fixtures   $  197         $ 168
     Office equipment            247           127
     Computer equipment          814           281
     Computer software            89           191
                              ------         -----
                               1,347           767
     Accumulated depreciation   (642)         (311)
                              ------         -----
                              $  705         $ 456
                              ------         -----
                              ------         -----

3.   LONG-TERM RECEIVABLE

     On December 8, 1994, the Company reached a settlement on a contract termination with a customer relating to a contract to provide construction administration services that was canceled prior to December 8, 1994. The customer agreed to pay, as a settlement of all past and future amounts due, $900,000 over five years beginning in 1994. As of December 31, 1996, $360,000 of the settlement amount is still outstanding.

     The Company has included $180,000 of the outstanding balance in current accounts receivable for the portion due in 1997. The remaining amount of $180,000 is due during 1998 and is included in other assets.

     The principal amount of the receivable is adjusted each year for increases in the Consumer Price Index.


4.   LINE OF CREDIT

     The Company has a revolving line of credit with a bank under which it may borrow up to $5,000,000 through February 1998. Borrowings bear interest at the bank's reference rate (8.25% at December 31, 1996) and are personally guaranteed by the sole stockholder. There were no borrowings outstanding under the revolving line of credit at December 31, 1996.


5.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space for its corporate facilities. All leases are classified as operating leases. The following is a schedule of the future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year as of December 31, 1996 (in thousands):

          1997...............................   $ 87
          1998...............................     13
          1999...............................     13
          2000...............................     13
          2001...............................     12
                                                ----

          Total minimum lease payments          $138
                                                ----
                                                ----

     Lease payments charged to operations totaled $222,000, $153,000 and $80,000 for 1996, 1995 and 1994, respectively.

6.   RELATED PARTY TRANSACTIONS

     NOTE PAYABLE TO STOCKHOLDER

     The sole stockholder of the Company advances the Company funds through notes payable that are used for current operating and other costs and are due upon demand. In 1994, the stockholder note payable accrued interest at a rate varying from 7% to 9%. In January 1995, the note was amended to bear interest at a rate of 9%. Total interest expense related to the stockholder note payable was $21,000, $110,000 and $234,000 for 1996, 1995 and 1994, respectively.

     At December 31, 1994, the Company had an outstanding stockholder note payable of $3,069,000. The balance of the note payable was settled during 1995. The Company paid income taxes and various expenses of the sole stockholder, which were recorded as a reduction in the stockholder note payable balance.

     In November 1996, the sole stockholder advanced the Company an additional $1,500,000 which accrues interest at 8.5%.

7.   MAJOR CUSTOMER INFORMATION

     Customers which accounted for 10% or more of total revenues were as follows:

                                          1996       1995     1994
                                          ----       ----     ----
     Customer A                            27%       72%       89%
     Customer B                            18        --        --
     Customer C                            16        --        --
     Customer D                            15        --        --
     Customer E                            10        --        --

     At December 31, 1996, three customers' balances accounted for 40%, 26% and 11% of accounts receivable. At December 31, 1995, one customer's balance accounted for 73% of accounts receivable.

8.   EMPLOYEE BENEFITS PLAN

     The Company maintains a 401(k) plan for employees who have completed 12 consecutive months of service and during that period have worked 1,000 hours. The Company makes matching contributions to the plan based on the amounts contributed by eligible employees. Company contributions to the plan totaled $264,000, $223,000 and $105,000 for 1996, 1995 and 1994, respectively.

9.   SUBSEQUENT EVENT

     On June 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Tetra Tech, Inc., a Delaware corporation (the "Agreement"). The Agreement provided for the merger of the Company, along with Whalen Service Corps Inc., with Tetra Tech, Inc. for aggregate consideration of $52,456,000.

     The consideration consisted of 1,680,000 shares of Tetra Tech, Inc. common stock with a $.01 par value ("Common Stock"), 1,231,840 shares of Tetra Tech, Inc. Series A convertible preferred stock with a $.01 par value ("Series A Stock") and $8,051,000 in cash.

     Each share of Series A Stock will automatically be converted into one share of Common Stock immediately upon the filing of an amendment to Tetra Tech, Inc.'s Certificate of Incorporation which increases the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all the outstanding shares of Series A Stock.

     As part of the Agreement, on the business day prior to the merger, the Company distributed to the stockholder (i) cash in the amount of $4,138,000 and
(ii) accounts receivable having a net value of $18,456,000.


                                    *  *  *  *  *

                               WHALEN & COMPANY, INC.
                               UNAUDITED BALANCE SHEETS
                      AS OF MARCH 31, 1997 AND DECEMBER 31, 1996

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)          MARCH 31, 1997   DECEMBER 31, 1996

                                      ASSETS

CURRENT ASSETS:
   Cash and equivalents                           $ 2,260           $ 3,126
   Accounts receivable, less allowance
    for doubtful accounts of $2,020 for
    each respective period                         29,595            24,941
   Prepaid expenses and other                         831               472
                                                 --------         ---------
     Total current assets                          32,686            28,539

PROPERTY AND EQUIPMENT, NET                         1,015               705

OTHER ASSETS                                          180               682
                                                 --------         ---------
TOTAL                                            $ 33,881         $  29,926
                                                 --------         ---------
                                                 --------         ---------

                    LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                              $  1,002         $   1,119
   Accrued employee benefits                        2,245             2,830
   Other accrued liabilities                          719               509
   Note payable to stockholder                      1,476             1,446
                                                 --------         ---------
      Total liabilities                             5,442             5,904
                                                 --------         ---------


STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 150,000
    shares authorized;
    100 shares issued and outstanding                  10                10
   Retained earnings                               28,429            24,012
                                                 --------         ---------

     Total stockholder's equity                    28,439            24,022
                                                 --------         ---------

TOTAL                                            $ 33,881         $  29,926
                                                 --------         ---------
                                                 --------         ---------

                      SEE NOTES TO FINANCIAL STATEMENTS

                                WHALEN & COMPANY, INC.
                            UNAUDITED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996


                                       Three Months Ended    Three Months Ended
(In thousands)                           March 31, 1997        March 31, 1996
                                       ------------------    ------------------

NET REVENUES:
   Management fees                        $      13,821        $        8,993
   Per-site fees                                    833                 3,501
                                          -------------        --------------
     Total net revenues                          14,654                12,494

FIELD OPERATING EXPENSES                          7,470                 5,312
                                          -------------        --------------

OPERATING INCOME                                  7,184                 7,182

GENERAL AND ADMINISTRATIVE EXPENSES               3,206                 2,035
                                          -------------        --------------

INCOME FROM OPERATIONS                            3,978                 5,147
                                          -------------        --------------

OTHER INCOME (EXPENSE), NET:
   Interest income                                   47                    87
   Interest expense                                 (36)                   (5)
   Other expense, net                              (149)                 (157)
                                          -------------        --------------
     Total other expense, net                      (138)                  (75)

INCOME BEFORE INCOME TAXES                        3,840                 5,072

STATE INCOME TAXES                                    -                     -
                                          -------------        --------------

NET INCOME                                $       3,840        $        5,072
                                          -------------        --------------
                                          -------------        --------------


                           See notes to financial statements

                                 WHALEN & COMPANY, INC.
                          UNAUDITED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1996

                                                       Three Months Ended   Three Months Ended
(In thousands)                                           March 31, 1997       March 31, 1996
                                                       ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                 $ 3,840            $ 5,072
  Reconciliation of net income to net cash provided by
    operating activities:
    Depreciation                                                 (96)                58
    Changes in assets and liabilities:
      Accounts receivable                                     (4,654)              (570)
      Prepaid expenses and other                                (359)               (30)
      Other assets                                               502                  -
      Accounts payable                                          (117)              (770)
      Accrued employee benefits                                 (585)              (617)
      Other accrued liabilities                                  210                742
                                                           ---------          ---------
        Net cash (used in) provided by operating activities   (1,259)             3,885
                                                           ---------          ---------

 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                          (238)              (118)
   Disposal of property and equipment                             24                  -
                                                           ---------          ---------
        Net cash used in investing activities                   (214)              (118)
                                                           ---------          ---------

 CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase of note payable to stockholder                        30                  -
   Contribution by stockholder                                   577                  -
                                                           ---------          ---------
        Net cash provided by financing activities                607                  -
                                                           ---------          ---------

 NET CHANGE IN CASH AND EQUIVALENTS                             (866)             3,767

 CASH AND EQUIVALENTS, BEGINNING OF PERIOD                     3,126                783
                                                           ---------          ---------

 CASH AND EQUIVALENTS, END OF PERIOD                         $ 2,260            $ 4,550
                                                           ---------          ---------
                                                           ---------          ---------
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

   Cash paid for interest                                    $    35            $     5
                                                           ---------          ---------
                                                           ---------          ---------
   Cash paid for income taxes                                $     -            $     -
                                                           ---------          ---------
                                                           ---------          ---------


                             See notes to financial statements

                                WHALEN & COMPANY, INC.
                     NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                     THREE MONTHS ENDED MARCH 31, 1997 AND 1996


1.   BASIS OF PRESENTATION

     The accompanying balance sheet as of March 31, 1997, the statements of income and the statements of cash flows for the three-month periods ended March 31, 1997 and 1996 are unaudited, and in the opinion of management include all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and the results of operations for the period presented.

     The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 1996 included in the Tetra Tech, Inc. Form 8-K/A filed August 25, 1997.

     The results of operations for the three-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending September 28, 1997.

2.   CURRENT ASSETS

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents totaled $1,900,000 and $2,200,000 at March 31, 1997 and 1996, respectively.

3.   RELATED PARTY TRANSACTIONS

     The sole stockholder of the Company advances the Company funds through notes payable that are used for current operating and other costs and are due upon demand and bear interest at a rate of 9%. Total interest expense related to the stockholder note payable was $30,000 and $0 for the three months ended March 31, 1997 and 1996, respectively.

4.   SUBSEQUENT EVENT

     On June 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Tetra Tech, Inc., a Delaware corporation (the
"Agreement"). The Agreement provided for the merger of the Company, along with Whalen Service Corps Inc., with Tetra Tech, Inc. for aggregate consideration of $52,456,000.

     The consideration consisted of 1,680,000 shares of Tetra Tech, Inc. common stock with a $.01 par value ("Common Stock"), 1,231,840 shares of Tetra Tech, Inc. Series A convertible preferred stock with a $.01 par value ("Series A Stock") and $8,051,000 in cash.

Each share of Series A Stock will automatically be converted into one share of common stock immediately upon the filing of an amendment to Tetra Tech, Inc.'s Certificate of Incorporation which will increase the number of authorized shares of Common Stock to a number sufficient to permit the conversion of all the outstanding shares of Series A Stock. If an amendment to Tetra Tech, Inc.'s Certificate of Incorporation is not executed by December 10, 1997, the holders of the Series A Stock may put the Series A Stock to Tetra Tech, Inc. for cash at the average closing price of the Company's common stock on the five days ending one day prior to the exercise of the put.

     As part of the Agreement, on the business day prior to the merger, the Company distributed to the stockholder (i) cash in the amount of $4,138,000 and (ii) accounts receivable having a net value of $18,456,000.

                          TETRA TECH, INC. AND WHALEN & COMPANY, INC.
             Unaudited Pro Forma Condensed Consolidated Statement of Operations
                            For the Year Ended September 29, 1996

                             (In thousands except per share data)

                                                        Historical (Note 1)           Pro forma (Note 2)
                                                     --------------------------  --------------------------
                                                     Tetra Tech,    Whalen &
                                                        Inc.      Company, Inc.  Adjustments   Consolidated
                                                     -----------  -------------  -----------   ------------
Gross Revenue. . . . . . . . . . . . . . . . . . . . $ 220,099       $ 56,556      $   -         $ 276,655
  Subcontractor costs. . . . . . . . . . . . . . . .    59,062            -            -            59,062
                                                     ---------       --------      -------       ---------
Net Revenue. . . . . . . . . . . . . . . . . . . . .   161,037         56,556          -           217,593

Cost of Net Revenue. . . . . . . . . . . . . . . . .   122,084         26,058        1,726         149,868
                                                     ---------       --------      -------       ---------
Gross Profit . . . . . . . . . . . . . . . . . . . .    38,953         30,498       (1,726)         67,725

Selling, General and Adminstrative Expenses. . . . .    21,218         11,220        1,864          34,302
                                                     ---------       --------      -------       ---------
Income From Operations . . . . . . . . . . . . . . .    17,735         19,278       (3,590)         33,423

Interest Expense . . . . . . . . . . . . . . . . . .     1,076             35          700           1,811
Interest Income. . . . . . . . . . . . . . . . . . .       300             66          -               366
Other Income (Expense), net. . . . . . . . . . . . .       -              (74)         -               (74)
                                                     ---------       --------      -------       ---------
Income Before Income Taxes . . . . . . . . . . . . .    16,959         19,235       (4,290)         31,904

Income Tax Expense . . . . . . . . . . . . . . . . .     6,854            385        5,892          13,131

Net Income . . . . . . . . . . . . . . . . . . . . . $  10,105         18,850     $(10,182)      $  18,773
                                                     ---------       --------      -------       ---------
                                                     ---------       --------      -------       ---------

Net Income Per Common Share (Note 3) . . . . . . . .      0.70                                        1.08
                                                     ---------                                   ---------
                                                     ---------                                   ---------

Shares Used in Per Share Calculations (Note 3) . . .    14,452                                      17,364
                                                     ---------                                   ---------
                                                     ---------                                   ---------

      See accompanying notes to unaudited pro forma condensed consolidated financial statements.


                 TETRA TECH, INC. AND WHALEN & COMPANY, INC.
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JUNE 29, 1997

                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      Historical (Note 1)          Pro Forma (Note 2)
                                                   --------------------------  -------------------------
                                                    Tetra Tech,   Whalen &
                                                       Inc.     Company, Inc.  Adjustments  Consolidated
                                                    ---------   -------------  -----------  ------------
Gross Revenue. . . . . . . . . . . . . . . . . .    $ 171,406     $ 39,624       $    -       $ 211,030
  Subcontractor costs. . . . . . . . . . . . . .       38,447          -              -          38,447
                                                    ---------   ----------       ---------    ---------
Net Revenue. . . . . . . . . . . . . . . . . . .      132,959       39,624            -         172,583

Cost of Net Revenue. . . . . . . . . . . . . . .      100,077       26,519          (3,542)     123,054
                                                    ---------   ----------       ---------    ---------

Gross Profit . . . . . . . . . . . . . . . . . .       32,882       13,105           3,542       49,529

Selling, General and Adminstrative Expenses. . .       17,390       12,365           (960)       28,795
                                                    ---------   ----------       ---------    ---------
Income From Operations . . . . . . . . . . . . .       15,492          740           4,502       20,734

Interest Expense . . . . . . . . . . . . . . . .          127          -               525          652
Interest Income. . . . . . . . . . . . . . . . .          201          -               -            201
Other Income (Expense) . . . . . . . . . . . . .          -             27             -             27
                                                    ---------   ----------       ---------    ---------

Income Before Income Taxes . . . . . . . . . . .       15,566          767           3,977       20,310

Income Tax Expense . . . . . . . . . . . . . . .        6,464          -             1,992        8,456

Net Income . . . . . . . . . . . . . . . . . . .    $   9,102   $      767       $   1,985    $  11,854
                                                    ---------   ----------       ---------    ---------
                                                    ---------   ----------       ---------    ---------
Net Income Per Common Share (Note 3) . . . . . .         0.61                                      0.67
                                                    ---------   ----------       ---------    ---------
                                                    ---------   ----------       ---------    ---------
Shares Used in Per Share Calculations (Note 3) .       14,918                                    17,784
                                                    ---------   ----------       ---------    ---------
                                                    ---------   ----------       ---------    ---------

       See accompanying notes to unaudited pro forma condensed consolidated financial statements.


                    TETRA TECH, INC. AND WHALEN & COMPANY, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED SEPTEMBER 29, 1996 AND THE NINE MONTHS ENDED JUNE 29, 1997

                                    (In thousands)

1.   PERIODS PRESENTED

     On June 11, 1997, Tetra Tech, Inc. ("Tetra Tech") purchased 100% of the capital stock of Whalen & Company, Inc. and Whalen Service Corps Inc. (collectively, "WAC") for approximately $43,070 consisting of cash and Tetra Tech common and preferred stock. The common and preferred stock was issued in a private placement and had a combined value of approximately $33,304. Tetra Tech's stock was valued based upon the extended restriction period and economic factors specific to Tetra Tech's circumstances which resulted in a fair valuation approximately 28% below the then prevailing market price.

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared by combining the separate historical financial statements of Tetra Tech and WAC for the year ended September 29, 1996 and the nine months ended June 29, 1997. The historical statements of operations for WAC included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 29, 1996 represent the results of operations for the year ended December 31, 1996. The historical statement of operations for WAC included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended June 29, 1997 represents the results of operations for the period October 1, 1996 through May 31, 1997. The Statement of Operations for the period June 1, 1997 through June 29, 1997 for WAC is reflected in the historical Condensed Consolidated Statement of Operations of Tetra Tech for the period ended June 29, 1997.

     An Unaudited Pro Forma Condensed Consolidated Balance Sheet has not been prepared as WAC is included in the Unaudited Condensed Consolidated Balance Sheet at June 29, 1997 for Tetra Tech, Inc. as filed in Tetra Tech's Quarterly Report on Form 10-Q for the period ended June 29, 1997.

2.   PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION

     The adjustments to Cost of Net Revenue of $1,726 and $3,542 and the adjustments to Selling, General and Administrative Expenses of $547 and $1,947 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent salary and bonus expense adjustments for WAC employees and WAC's principal stockholder. Prior to the acquisition, WAC was an S corporation and made distributions to its principal stockholder in lieu of increased salary and bonus. Immediately prior to the acquisition, WAC declared a one-time bonus of approximately $5,000 for certain employees as a result of terms negotiated in the acquisition. The pro forma adjustments reflect the net effect of the bonus that would have been recognized under Tetra Tech's established bonus policy, net of the bonuses declared by WAC, and the terms of the Employment Agreement between Tetra Tech and the principal stockholder for each of the periods provided.

     The adjustments to Selling, General and Administrative Expenses of $1,317 and $987 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the amortization of intangible assets resulting from the acquisition. The intangible assets are amortized on a straight-line basis over thirty years.

     The adjustments to Interest Expense of $700 and $263 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent expense on borrowings under Tetra Tech's existing credit facility that relate to the acquisition of WAC. Such adjustments are based upon the average interest rates and terms of the credit facility for the periods presented.

     The adjustments to Income Tax Expense of $4,239 and $1,992 for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the income tax effect of the pro forma adjustments (since WAC was, as indicated above, an S corporation taxpayer) and an adjustment to reflect the consolidated effective income tax rate.

3.  EARNINGS PER SHARE

     The adjustments to Shares Used in Per Share Calculations of 2,912 shares and 2,866 shares for the year ended September 29, 1996 and the nine months ended June 29, 1997, respectively, represent the number of additional shares that would have been outstanding had the shares issued in the acquisition been outstanding for the entire periods reflected.

     The unaudited pro forma consolidated Net Income Per Common Share was computed by dividing the pro forma consolidated Net Income by the pro forma weighted average number of common shares and common stock equivalents outstanding for each period.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  September 18, 1997


                                       TETRA TECH, INC.


                                       By:     /s/ JAMES M. JASKA
                                               ---------------------
                                               James M. Jaska
                                               Vice President and
                                               Chief Financial Officer